LA1:909134.10


     GOTTSCHALKS CREDIT CARD MASTER TRUST



                AMENDMENT NO. 1

                      to

        POOLING AND SERVICING AGREEMENT

                      and

           SERIES 1999-1 SUPPLEMENT

        each dated as of March 1, 1999

             and each by and among

  GOTTSCHALKS CREDIT RECEIVABLES CORPORATION,

                 as Depositor

               GOTTSCHALKS INC.,

                  as Servicer

                      and

             BANKERS TRUST COMPANY

                  as Trustee

               November 16, 2000





          THIS  AMENDMENT NO. 1, dated  as  of
November 16, 2000 (this "Amendment"),  by  and
among     GOTTSCHALKS    CREDIT    RECEIVABLES
CORPORATION,   a   Delaware  corporation,   as
Depositor (the "Depositor"), GOTTSCHALKS INC.,
a   Delaware  corporation,  as  Servicer  (the
"Servicer"), and BANKERS TRUST COMPANY, a  New
York  banking  corporation,  as  Trustee  (the
"Trustee"),  is  made  for  the   purpose   of
amending  the Pooling and Servicing  Agreement
dated  as  of March 1, 1999 (the "Pooling  and
Servicing  Agreement"), between the Depositor,
Servicer  and  Trustee and the  Series  1999-1
Supplement   thereto   (the   "Series   1999-1
Supplement").



                   RECITALS

          WHEREAS, the parties hereto wish  to
enter  into this Amendment in order  to  amend
and   supplement  certain  provisions  of  the
Pooling and Servicing Agreement and the Series
1999-1  Supplement relating to the calculation
of    Series   Allocation   Percentages,   the
amplification  of certain representations  and
warranties   made   by  the   Depositor,   the
application of certain net investment earnings
on  amounts held in the Collection Account and
to  remove  an  ambiguity in the  Pooling  and
Servicing  Agreement concerning the making  of
amendments   to  the  Pooling  and   Servicing
Agreement and supplements thereto; and

          WHEREAS,  the parties hereto  intend
this  Amendment to be effective only upon  the
delivery of a consent by holders of more  than
50%  of  the aggregate unpaid principal amount
of  the Investor Certificates of Series 1999-1
(which constitutes the only outstanding Series
of  Certificates as of the date hereof), which
consent is being delivered on the date hereof,
and  the  satisfaction of each  of  the  other
conditions precedent to amendment pursuant  to
Section   13.01(b)(ii)  of  the  Pooling   and
Servicing Agreement;

          NOW, THEREFORE, in consideration  of
the  premises and the mutual covenants  herein
contained,   the  parties  hereto   agree   as
follows:

     Section   1.    Definitions.    For   all
purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them in the Pooling and Servicing Agreement.

     Section  2.      Amendment to Definitions
in   the   Pooling  and  Servicing  Agreement.
Section  1.01  of  the Pooling  and  Servicing
Agreement is hereby amended by the replacement
of  the  following enumerated  definitions  of
"Adjusted   Invested   Amount"   and   "Series
Allocation  Percentage"  with  the   following
definitions:

          "Adjusted  Invested  Amount"   shall
     mean, as of any date, the Required Series
     Pool  Balance  specified in  the  related
     Supplement  as  of  such  date;  provided
     that,  if  so  specified in  the  related
     Supplement, the Adjusted Invested  Amount
     for  any  Series may be calculated  as  a
     different   amount   for   purposes    of
     allocating  Finance  Charge  Collections,
     Principal Collections or Default  Amounts
     as  between  Series of  Certificates  and
     depending   on  whether   the   date   of
     determination  is  during  the  Revolving
     Period,  Controlled  Amortization  Period
     (as defined in the related Supplement) or
     Early   Amortization  Period   for   such
     Series,  except  that in  each  case  any
     change  to  the Adjusted Invested  Amount
     that results from an increase or decrease
     in   the   outstanding  balance  of   any
     Certificate   will   affect    allocation
     percentages only from the date of such change.

          "Series Allocation Percentage" shall
     mean for each Series as of any date of determination, the ratio (expressed as a percentage) of (i) the Adjusted Invested
     Amount for such Series to (ii) the sum of the Adjusted Invested Amounts for all outstanding Series of Certificates, in each case determined based on the type of allocation being made and the period during which such allocation is being made.

          Section  3.     Amendment of Section
2.04(a)  of  Pooling and Servicing  Agreement.
(a) Section 2.04(a) is amended by the addition thereto of a clause (v) that reads as follows:

          "(v)    Each   Receivable   conveyed
hereunder  was  originated by Gottschalks,  is
being serviced by Gottschalks and was sold  by
Gottschalks   to  the  Depositor   under   the
Receivables  Purchase Agreement in  compliance
with  all laws, rules, regulations and  orders
applicable   to   Receivables  originated   by
Gottschalks,  including,  without  limitation,
rules  and  regulations relating to  truth  in
lending,  fair  credit  billing,  fair  credit
reporting, equal credit opportunity, fair debt
collection   practices  and   privacy,   where
failure to so comply could reasonably be expected to have a material adverse effect on the amount of Collections thereunder."

          (b)   The  last sentence of  Section
2.04(a)(iii)   is  hereby  replaced   by   the
following sentence:

          "If  this Agreement constitutes  the
     grant of a security interest to the Trust
     in  such property, upon the filing of the
     financing statement described in  Section
     2.01  and  in the case of the Receivables
     hereafter  created and proceeds  thereof,
     upon  such creation, the Trust shall have
     a   first   priority  perfected  security
     interest  in  such property  (subject  to
     Section  9306 of the UCC as in effect  in
     the  State of California), free and clear
     of   any  Lien  of  any  Person  claiming
     through or under the Depositor or any  of
     its   Affiliates,  except  for  Permitted
     Liens."

          Section  4.     Amendment of Section
4.02 of Pooling and Servicing Agreement.   The
third  sentence  of  the Second  paragraph  of
Section  4.02  is  hereby  replaced   by   the
following sentence:

          Each Business Day, all interest and
     other  investment income (net  of  losses
     and  investment expenses) earned on funds
     on deposit in the Collection Account will
     be  released to the Depositor, unless the
     Depositor  has  notified the  Trustee  in
     writing  that  it elects  to  cause  such
     amounts  to be retained in the Collection
     Account  and to be available, as  of  the
     related     Determination    Date     and
     Distribution  Date,  for  allocation  and
     application as Finance Charge Collections
     for   purposes   of  the  definition   of
     "Deficiency Amount" in each Supplement and for purposes of making corresponding distributions or applications on such related Distribution Date.

          Section    5.        Amendment    to
Definitions  in the Series 1999-1  Supplement.
Section 2.1 of the Series 1999-1 Supplement is
hereby  amended  by  the  replacement  of  the
enumerated  definitions of  "Allocation  Day,"
"Investor     Default    Amount,"    "Investor
Investment   Proceeds,"   "Portfolio   Yield,"
"Required Series Pool Balance," "Series 1999-1
Allocation   Percentage,"   "Series    Default
Amount," "Series Finance Charge Collections" and "Series Principal Collections" with the following definitions:

          "Allocation  Day"  means  each   day
     during    a   Collection   Period    that
     Gottschalks  is open for business  (which
     currently    excludes    only     Easter,
     Thanksgiving  and  Christmas);   provided
     that Gottschalks will immediately notify the Trustee and each Certificateholder in writing of any change with respect to the days on which Gottschalks is open for business.

          "Default  Amount"  shall  mean,  (i)
     with respect to any Allocation Day during
     a Collection Period, the aggregate amount
     of  Receivables  recognized  as  becoming
     Defaulted Receivables since the beginning
     of the preceding Allocation Day but prior
     to   the   beginning   of   the   current
     Allocation  Day and (ii) with respect  to
     any    Collection   Period,   means   the
     aggregate     amount    of    Receivables
     recognized    as    becoming    Defaulted
     Receivables   during   such    Collection
     Period.

          "Investor   Default  Amount"   shall
     mean,  (i) with respect to any Allocation
     Day during a Collection Period, an amount
     equal  to the product of (a) the  Default
     Amount recognized by the Servicer on such
     Allocation  Day  or, as required  by  the
     context,  an amount equal to the  sum  of
     such  amount  plus such amount  for  each
     prior   Allocation   Day   during    such
     Collection   Period,  (b)  the   Floating
     Allocation  Percentage  for  the  Related
     Collection Period and (c) the Series 1999-
     1 Allocation Percentage applicable to the
     allocation  of  Default Amounts  on  such
     Allocation Day, and (ii) with respect  to
     any Distribution Date, an amount equal to
     the   aggregate   amount   allocated   as
     Investor Default Amounts on each day during the related (or, as applicable, such) Collection Period.

          "Investor Investment Proceeds" shall
     mean,  with  respect to any  Distribution
     Date,  all  interest and other investment
     earnings  (net  of losses and  investment
     expenses)  on  funds on  deposit  in  the
     Series   Accounts  as  of   the   related
     Determination  Date,  together  with   an
     amount  equal to the product of  (i)  the
     Series   1999-1   Allocation   Percentage
     applicable  to the allocation of  Finance
     Charge    Collections    as    of    such
     Determination Date and (ii) the amount of
     interest  and  other investment  earnings
     (net  of  losses and investment expenses)
     on  funds held in the Collection  Account
     credited  as  of such Determination  Date
     pursuant  to Section 4.02 of the  Pooling
     and  Servicing Agreement (to  the  extent
     that  the  Depositor  has  directed   the
     Trustee to retain such amounts rather than releasing them to the Depositor as permitted by Section 4.02 of the Pooling and Servicing Agreement).

          "Portfolio   Yield"   means,    with
     respect  to  any Collection  Period,  the
     annualized  percentage  equivalent  of  a
     fraction  (a) the numerator of  which  is
     Series  Finance  Charge  Collections  for
     such   Collection  Period   less   Series
     Default   Amounts  for  such   Collection
     Period and (b) the denominator of which is the average of the Series Pool Balance as of the open of business on each day during such Collection Period.

          "Required Series Pool Balance" shall
     mean,  as  of  any date of determination,
     the  sum  of (a) the Fixed Base  Invested
     Amount   on   such  date  and   (b)   the
     Subordinated  Invested  Amount  on   such
     date;   except  that  for   purposes   of
     determining the Series 1999-1  Allocation
     Percentage with respect to the allocation
     of   Principal  Collections,   during   a
     Collection  Period that  commences  after
     the  termination of the Revolving Period,
     the  Required Series Pool Balance on such
     date  of determination shall be equal  to
     the    Required   Series   Pool   Balance
     calculated  as of the first  day  of  the
     last  Collection Period to commence prior
     to   the  termination  of  the  Revolving
     Period.

          "Series Default Amount" shall  mean,
     (i)  with  respect to any Allocation  Day
     during  a  Collection Period,  an  amount
     equal  to the product of (a) the  Default
     Amount recognized by the Servicer on such
     Allocation Day and (b) the Series  1999-1
     Allocation Percentage applicable  to  the
     allocation  of  Default Amounts  on  such
     Allocation Day, and (ii) with respect  to
     any   Distribution  Date  or   Collection
     Period,  an amount equal to the aggregate
     amount   allocated  as   Series   Default
     Amounts  on  each day during the  related
     (or,   as  applicable,  such)  Collection
     Period.

          "Series  Finance Charge Collections"
     shall   mean,   with   respect   to   any
     Allocation   Day  during   a   Collection
     Period,  the product of (i) the aggregate
     amount   of  Finance  Charge  Collections
     received  since  the  beginning  of   the
     preceding Allocation Day but prior to the beginning of the current Allocation Day and (ii) the Series 1999-1 Allocation
     Percentage applicable to the allocation of Finance Charge Collections on such Allocation Day.

          "Series       1999-1      Allocation
     Percentage"   shall   mean   the   Series
     Allocation Percentage for Series 1999-1 as calculated in accordance with the Agreement.

          "Series Principal Collections" shall
     mean, with respect to any Allocation  Day
     during  a Collection Period, the  product
     of  (i) the aggregate amount of Principal
     Collections received since the  beginning
     of the preceding Allocation Day but prior
     to   the   beginning   of   the   current
     Allocation Day and (ii) the Series 1999-1
     Allocation Percentage applicable to the allocation of Principal Collections on such Allocation Day.

          Section  6.     Amendment to Section
4.1(b)  of  the the Series 1999-1  Supplement.
The  clause  in the first sentence of  Section
4.1(b)   which   currently  reads,   "At   the
beginning of each Business Day (an "Allocation
Day"),"  is replaced with the following:   "At
the beginning of each Allocation Day,".

          Section  7.     Amendment to Section
13.01  of the Pooling and Servicing Agreement.
The  following clause is added at the  end  of
13.01(b)(i)  of  the  Pooling  and   Servicing
Agreement:  "without  the  consent   of   each
affected   Certificateholder."   The   parties
hereto agree that the absence of the foregoing
clause results in an ambiguity about the scope
of  amendments  that  are permitted  with  the
consent    of    affected   Certificateholders
pursuant to Section 13.01(b)(ii), (iii), (iv) and (v), one or more of which, although permitted by Section 13.01(b)(ii), (iii), (iv) and (v), might appear to violate 13.01(b)(i).
In particular, amendments contemplated by this Amendment which would be permitted by Section
13.01(b)(ii) arguably might contravene Section
13.01(b)(i). As a result, Section 13.01(b)(i) is inconsistent with the lead-in language of
Section  13.01(b) and the language of  clauses
(ii), (iii), (iv) and (v) of Section 13.01(b).



   [Remainder of the page intentionally left
                    blank.]

     IN WITNESS WHEREOF, the Depositor, the
Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

GOTTSCHALKS CREDIT RECEIVABLES
CORPORATION, Depositor


By: /s/ Michael Geele
Title:  President & CEO


GOTTSCHALKS INC., Servicer


By: /s/ James Famalette
Title:  President & CEO


BANKERS TRUST COMPANY, Trustee


By:/s/ FRANCO TALAVERA
Title: ASSISTANT VICE PRESIDENT